Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-222853) of our report dated March 20, 2018 with respect to the audited financial statements of Waitt Outdoor, LLC for the years ended December 31, 2017 and 2016 appearing in this Current Report on Form 8-K/A of Boston Omaha Corporation dated October 11, 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Lutz & Company, PC

Lutz & Company, PC

Omaha, NE

October 11, 2018